UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 10, 2017

FelCor Lodging Trust Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-14236	75-2541756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 E. John Carpenter Frwy., Suite 1600 Irving, Texas	75062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(972) 444-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2017, FelCor Lodging Trust Incorporated (“FelCor”) entered into an Employment Agreement with Steven R. Goldman (the “Employment Agreement”) pursuant to which Mr. Goldman was appointed to serve as Chief Executive Officer of FelCor, effective as of March 1, 2017 (the “Effective Date”).

Mr. Goldman, age 55, has been involved in all aspects of hotel operations, acquisitions and divestitures, finance, and development for more than 33 years. From September 2010 to March 2017, Mr. Goldman was a Managing Director at Starwood Capital Group (“Starwood”). While at Starwood, Mr. Goldman served as President of Starwood’s affiliate SH Group, a hotel brand management company that oversees the development and management of the firm’s two luxury and lifestyle hotel and residence brands, 1 Hotels and Baccarat Hotels & Resorts, and as Chief Executive Officer, President and Director of Groupe du Louvre, Starwood’s portfolio investment holding company in France. Prior to joining Starwood, Mr. Goldman was President, Global Real Estate and Development at Hilton Worldwide Holdings Inc. from April 2008 to June 2010, where he was responsible for global development and oversight of the company’s $15 billion owned and leased real estate portfolio. Mr. Goldman has also previously served as President, Chief Executive Officer and Director of Sunstone Hotel Investors, Inc. from March 2007 to March 2008 and as Executive Vice President and Chief Investment Officer at Hyatt Hotels Corporation from April 2003 through April 2007. Mr. Goldman received his undergraduate degree from Cornell University and his MBA (Finance) from the University of Chicago.

The Employment Agreement will be effective on the Effective Date and provides for an initial three-year term, subject to automatic one-year renewal periods unless either party provides prior notice of non-renewal as set forth in the Employment Agreement. Pursuant to the Employment Agreement, Mr. Goldman will be eligible to receive the following benefits: (i) an annual base salary of no less than $725,000; (ii) an annual performance-based cash bonus pursuant to FelCor’s incentive compensation program for executive officers, as amended (the “Incentive Compensation Program”), which provides a target cash bonus equal to 125% of his base salary and a range from 50-200% of his base salary for threshold to superior performance; (iii) annual awards under the long-term equity incentive program of the Incentive Compensation Program, which provides a target annual equity award equal to 275% of his base salary; and (iv) certain welfare, retirement and other benefits generally available to FelCor’s other executive officers. The Employment Agreement contains restrictive covenants protecting FelCor’s confidential information, restricting the solicitation of employees, and imposing non-interference obligations during Mr. Goldman’s employment and for specified periods thereafter.

Pursuant to the Employment Agreement, if Mr. Goldman’s employment is terminated by reason of death or disability: (i) Mr. Goldman (or his estate) will be entitled to receive an amount equal to his base salary otherwise payable through the first anniversary of the date of death or disability; (ii) any outstanding equity awards previously granted will be governed by the applicable award agreements; and (iii) Mr. Goldman, and his covered dependents, as applicable, will be entitled to certain medical benefits as set forth in the Employment Agreement. If Mr. Goldman’s employment is terminated by FelCor for cause or by Mr. Goldman without good reason, he will be entitled to an amount equal to his base salary payable through the date of his termination of employment. If Mr. Goldman’s employment is terminated by FelCor without cause or by Mr. Goldman for good reason: (i) Mr. Goldman will be entitled to receive an amount equal to 2.5 times the sum of (a) his then-current base salary and (b) his then-current target bonus; (ii) any outstanding unvested equity awards previously granted will automatically vest (subject to adjustment if the termination follows a change in control, as discussed below); and (iii) Mr. Goldman, and his covered dependents, as applicable, will be entitled to continued medical and dental benefits for the remainder of the term and COBRA benefits beyond the term.

Mr. Goldman and FelCor also entered into a Change in Control and Severance Agreement, dated February 10, 2017 (the “Change in Control Agreement”), containing terms substantially the same as the change in control and severance agreements between FelCor and its other officers, including its executive officers, except that Mr. Goldman’s agreement (i) provides for an Applicable Multiple (as defined in the Change in Control Agreement) of 2.5x, and (ii) does not provide for any gross-up payments with respect to excise taxes that may otherwise be imposed as a consequence of the benefits provided under his agreement. In addition, if a change of control of FelCor is consummated within the first 18 months of Mr. Goldman’s employment, the Change of Control Agreement governs the terms by which the acceleration of vesting of any outstanding unvested equity awards previously granted to Mr. Goldman will occur.

In addition, on February 16, 2017, the Board of Directors elected Mr. Goldman as a director of FelCor and nominated him for re-election by our stockholders at their 2017 annual meeting. Mr. Goldman has not been named to any committees at this time, although it is expected that he will serve on the executive committee and the finance committee following the 2017 annual meeting of stockholders.

Mr. Goldman has no familial relationship nor any related party interests required to be disclosed under Items 401(d) and 404(a), respectively, of Regulation S-K.

The foregoing descriptions of the Employment Agreement and the Change in Control Agreement are not complete and are qualified in their entirety by reference to the Employment Agreement and the Change in Control Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. In addition, the foregoing description of the Incentive Compensation Program is not complete and is qualified in its entirety by reference to the complete description of the Incentive Compensation Program, previously filed as Exhibit 10.2 to FelCor’s Current Report on Form 8-K dated September 16, 2016 and incorporated herein by reference.

Troy A. Pentecost will continue to serve as FelCor’s President and Chief Operating Officer but will no longer serve as FelCor’s interim senior executive officer as of the Effective Date.

Item 7.01     Regulation FD Disclosure.
On February 12, 2017, FelCor issued a press release announcing the appointment of Mr. Goldman as its Chief Executive Officer. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit
10.1	Employment Agreement, dated as of February 10, 2017, by and between FelCor Lodging Trust Incorporated and Steven R. Goldman.
10.2	Change in Control and Severance Agreement, dated as of February 10, 2017, by and between FelCor Lodging Trust Incorporated and Steven R. Goldman.
99.1	Press release issued by FelCor Lodging Trust Incorporated on February 12, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 16, 2017	FelCor Lodging Trust Incorporated

	By:	/s/Jonathan H. Yellen
Jonathan H. Yellen
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
10.1	Employment Agreement, dated as of February 10, 2017, by and between FelCor Lodging Trust Incorporated and Steven R. Goldman.
10.2	Change in Control and Severance Agreement, dated as of February 10, 2017, by and between FelCor Lodging Trust Incorporated and Steven R. Goldman.
99.1	Press release issued by FelCor Lodging Trust Incorporated on February 12, 2017.